Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
Steven Melman, V.P. of Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports Fourth Quarter
2006 Results
Record Gain Share for Fiscal 2006 Highlights Record Total Year Revenue
     SAN JOSE, Calif.—February 6, 2007—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its fourth fiscal quarter ended December 31, 2006.
     Revenue for the fourth fiscal quarter of 2006 totaled $19.0 million, compared with revenue of $19.0 million for the fourth fiscal quarter of 2005. Gain share revenue for the fourth fiscal quarter of 2006 totaled $4.9 million, an increase of 28%, compared to the fourth fiscal quarter of 2005. Revenue for the full fiscal year ended December 31, 2006 totaled a record $76.2 million with gain share revenue contributing a record $20.0 million. On a GAAP basis, net loss for the fourth fiscal quarter of 2006 totaled approximately $559,000, or $0.02 per basic share, compared with net income of $2.3 million, or $0.09 per basic share, for the fourth fiscal quarter of 2005. The adoption of SFAS 123(R) during fiscal year 2006 and the previously announced acquisition of Si Automation S.A. in October 2006, resulted in $1.9 million in stock-based compensation expense and an $800,000 write-off of in-process research and development during the fourth fiscal quarter or approximately $0.10 per basic share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and the write-off of in-process research and development. Using this non-GAAP measure, net income for the fourth fiscal quarter of 2006 totaled approximately $2.3 million, or $0.08 per diluted
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share, compared with non-GAAP net income of approximately $3.9 million, or $0.14 per diluted share, for the fourth fiscal quarter of 2005.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, the write-off of in-process research and development and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, the write-off of in-process research and development and their related income tax effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is a leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be
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more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. PDF Solutions also offers the industry leading Yield Management System (YMS) software, dataPOWER®, and Fault Detection and Classification (FDC) software, Maestria™, to enhance yield improvement and production control activities at leading fabrication facilities around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe, Japan and China. For more information, visit www.pdf.com.
dataPOWER and PDF Solutions are registered trademarks, and Maestria is a trademark, of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$36,451	$60,506
Short-term investments	16,402	—
Accounts receivable, net of allowances	27,575	22,082
Prepaid expenses and other current assets	2,796	1,992
Deferred tax assets	2,581	908

Total current assets	85,805	85,488
Property and equipment, net	3,916	3,328
Goodwill	60,034	39,886
Intangible assets, net	13,605	9,787
Deferred tax assets	4,912	877
Other assets	503	526

Total assets	$168,775	$139,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,182	$1,728
Accrued compensation and related benefits	3,325	4,922
Other accrued liabilities	3,843	1,469
Taxes payable	4,767	4,950
Deferred revenues	3,705	2,281
Billings in excess of recognized revenue	95	1,604
Current portion of long-term debt	302	—

Total current liabilities	19,219	16,954
Long-term debt	1,198	—
Other liabilities	221	257

Total liabilities	20,638	17,211

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	167,370	141,720
Treasury stock, at cost	(5,549)	(5,549)
Deferred stock-based compensation	—	(27)
Accumulated deficit	(14,019)	(13,451)
Accumulated other comprehensive (loss) gain.	331	(16)

Total stockholders’ equity	148,137	122,681

Total liabilities and stockholders’ equity	$168,775	$139,892

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$11,523	$14,061	$45,382	$52,719
Software licenses	2,557	1,140	10,774	9,319
Gain share	4,873	3,821	20,028	11,890

Total revenue	18,953	19,022	76,184	73,928

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions.	7,561	6,421	27,369	24,319
Software licenses	111	20	209	293
Amortization of acquired core technology	1,472	1,266	5,270	5,064
Research and development	8,051	5,654	27,594	22,204
Selling, general and administrative	5,079	3,964	19,929	16,146
Amortization of other acquired intangible assets	754	235	1,459	940
Write-off of in-process research and development	800	—	800	—

Total costs and expenses	23,828	17,560	82,630	68,966

Income (loss) from operations	(4,875)	1,462	(6,446)	4,962
Interest and other income, net	488	573	2,826	1,658

Income (loss) before taxes	(4,387)	2,035	(3,620)	6,620
Tax provision (benefit)	(3,828)	(217)	(3,052)	96

Net income (loss)	$(559)	$2,252	$(568)	$6,524

Net income (loss) per share:
Basic	$(0.02)	$0.09	$(0.02)	$0.25

Diluted	$(0.02)	$0.08	$(0.02)	$0.24

Weighted average common shares:
Basic	27,459	26,272	26,885	25,983

Diluted	27,459	28,013	26,885	27,473

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PDF SOLUTIONS, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended					Three Months Ended
	December 31, 2006					December 31, 2005
	As reported	Adjustments			Non-GAAP	As reported	Adjustments			Non-GAAP
Revenue:
Design to-silicon-yield solutions:
Integrated solutions	$11,523	$—			$11,523	$14,061	$—			$14,061
Software licenses	2,557	—			2,557	1,140	—			1,140
Gain share	4,873	—			4,873	3,821	—			3,821

Total revenue	18,953	—			18,953	19,022	—			19,022

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct cost of design-to-silicon-yield solutions:
Integrated solutions	7,561	(547)	(a	)	7,014	6,421	—			6,421
Software licenses	111	—			111	20	—			20
Amortization of acquired core technology	1,472	(1,472)	(b	)	—	1,266	(1,266)	(b	)	—
Research and development	8,051	(580)	(a	)	7,471	5,654	—			5,654
Selling, general and administrative	5,079	(810)	(a	)	4,269	3,964	(13)	(a	)	3,951
Amortization of other acquired intangible assets	754	(754)	(b	)	—	235	(235)	(b	)	—
In-process research and development	800	(800)	(d	)	—	—	—			—

Total costs and expenses	23,828	(4,963)			18,865	17,560	(1,514)			16,046

Income (loss) from operations	(4,875)	4,963			88	1,462	1,514			2,976
Interest and other income, net	488	—			488	573	—			573

Income (loss) before taxes	(4,387)	4,963			576	2,035	1,514			3,549

Tax provision (benefit)	(3,828)	2,150	(a,b	)	(1,678)	(217)	(159)	(a,b	)	(376)

Net income (loss)	$(559)	$2,813			$2,254	$2,252	$1,673			$3,925

Net income (loss) per share — diluted	$(0.02)	$0.10			$0.08	$0.08	$0.06			$0.14

Weighted average common shares — diluted (c)	27,459	28,484			28,484	28,013	28,013			28,013

Notes:
(a)	The non-GAAP adjustments represent the reversal of stock-based compensation, net of taxes.

(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets, net of taxes.

(c)	The shares used in computing non-GAAP net income for the three months ended December 31, 2006 and 2005 include the dilutive impact of common stock options.

(d)	The non-GAAP adjustment represent the reversal of in-process research and development expense.
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